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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 17, 2006

                              Alfacell Corporation
             (Exact name of registrant as specified in its charter)

                                     0-11088
                            (Commission File Number)

               Delaware                                      22-2369085
   (State or other jurisdiction of                        (I.R.S. Employer
           incorporation)                                Identification No.)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
             (Address of principal executive offices, with zip code)

                                 (973) 748-8082
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On July 17, 2006, Alfacell Corporation (the "Company") entered into a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit
10.1 (the "Purchase Agreement") with unrelated investors (the "Purchasers") pursuant to which the Company agreed to issue an aggregate of 6,457,172 shares of its restricted common stock for a per share purchase price of $1.75 or an aggregate purchase price of approximately $11.3 million.

     The Purchasers are also receiving warrants in the form attached hereto as
Exhibit 4.1 to purchase up to an additional 6,457,172 shares of common stock of the Company. The warrants have a term of five years and are being issued in two separate series. The first series of warrants (to purchase 3,228,590 shares of common stock) are exercisable beginning on January 19, 2007, and the second series of warrants (to purchase 3,228,582 shares of common stock) are also exercisable beginning on January 19, 2007. Both sets of warrants have an exercise price equal to $2.88 per share. If the Company enters into a strategic corporate collaboration as outlined in the second series of warrants by December 31, 2006, that series of warrants will be cancelled upon notification by the Company to the holders of the warrants.

     The Company and the Purchasers also entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2, pursuant to which the Company is required to file a registration statement on Form S-3 within 45 days after the signing of the Purchase Agreement for purposes of registering the resale of the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants.

     The financing closed on July 19, 2006 and was completed through a private placement to accredited investors and is exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     On July 20, 2006, the Company issued the press release attached hereto as
Exhibit 99.1 regarding the transaction described in this report.

     The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 4.1, 4.2 and 10.1, each of which is hereby incorporated herein by reference.

     The securities sold pursuant to the Agreement have not yet been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

     Pursuant to the Purchase Agreement and Registration Rights Agreement, the Company has agreed to indemnify the Purchasers, their affiliates and agents, against certain liabilities, including liabilities under the Securities Act. Other than in respect of this transaction, there are no material relationships between the Company, the Purchasers or their respective affiliates.

     Concurrent with the signing of the Purchase Agreement, the Company agreed to amend a warrant held by Knoll Capital Fund II ("Knoll") to purchase 592,500 shares of the Company's common stock and a warrant held by Europa International Inc. ("Europa") to purchase 592,500 shares of the Company's common stock (collectively, the "Knoll Warrants"). Europa and an affiliate of Knoll participated in the


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financing. The Knoll Warrants were amended to reduce the exercise price to $2.88 per share and to restrict the exercisability of the warrants so that they will not be exercisable until January 19, 2007, and otherwise, the terms of the Knoll Warrants will remain unchanged. The agreement to amend the Knoll Warrants and the form of amended warrants are attached hereto as Exhibits 4.3 and 4.4.

     Concurrent with the signing of the Purchase Agreement, the Company agreed to amend a warrant held by SF Capital Partners, Ltd. to purchase 189,585 shares of the Company's common stock (the "SF Capital Warrant"). Affiliates of SF Capital participated in the financing. The SF Capital Warrant was amended to reduce the exercise price to $2.88 per share and to restrict the exercisability of the warrants so that they will not be exercisable until January 19, 2007, and otherwise, the terms of the SF Capital Warrant will remain unchanged. The agreement to amend the SF Capital Warrant and the form of amended warrant are attached hereto as Exhibits 4.5 and 4.6.

Item 3.02 Unregistered Sales of Equity Securities.

     Information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

     On June 27, 2006, Donald Conklin, one of the Company's directors, exercised warrants to purchase 50,000 shares of Company common stock at a price of $1.50 per share. On June 29, 2006, a party unaffiliated with the Company exercised warrants to purchase 9,200 shares of Company common stock at a price of $1.50 per share. On July 13, 2006, Kuslima Shogen, the Company's chairman and chief executive officer, exercised warrants to purchase 110,000 shares of Company common stock at a price of $1.50 per share. The issuances of the shares pursuant to these warrant exercises were exempt from registration pursuant to Section 4(2) of the Securities Act. The resale of such shares is registered under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

4.1      Form of Warrant.

4.2      Registration Rights Agreement, dated July 17, 2006.

4.3      Agreement to Amend Knoll Warrant, dated July 17, 2006.

4.4      Form of Amended Warrant for Knoll Capital Fund II.

4.5      Agreement to Amend SF Capital Warrant, dated July 17, 2006.

4.6      Form of Amended Warrant for SF Capital Partners, Ltd.

10.1     Securities Purchase Agreement, dated July 17, 2006.

99.1     Press release of  Alfacell Corporation dated July 20, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ALFACELL CORPORATION



Date: July 19, 2006                           By: /s/ Robert D. Love
                                                  -----------------------------
                                                      Robert D. Love
                                                      Chief Financial Officer


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